Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-133908, 333-115069, 333-144568 and 333-142192) and Forms S-8 (Nos. 333-135087, 333-61323, 333-85659, 333-62626, and 333-152658) of Kimco Realty Corporation and subsidiaries of our report dated February 26, 2009 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, NY

February 27, 2009

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